Exhibit 10.23.8

EIGHTH AMENDMENT

TO

LEASE AGREEMENT

AND

REAFFIRMATION OF GUARANTY

By and Among

The Ports of Indiana

Aventine Renewable Energy-Mt Vernon, LLC

And

Aventine Renewable Energy Holdings, Inc.

EIGHTH  AMENDMENT TO LEASE AGREEMENT
AND REAFFIRMATION OF GUARANTY

THIS EIGHTH AMENDMENT TO LEASE AGREEMENT AND REAFFIRMATION OF GUARANTY (“Eighth Amendment”) is made and entered into this 10th day of December, 2009 by and among the PORTS OF INDIANA, a body corporate and politic existing under the laws of the State of Indiana and formerly known as the Indiana Port Commission (the “Ports”), AVENTINE RENEWABLE ENERGY-MT VERNON, LLC a Delaware Limited Liability Company (“Lessee”, and together the “Parties”) and AVENTINE RENEWABLE ENERGY HOLDINGS, INC. (“Guarantor”).

RECITALS:

A.            The Ports is charged with the management and operation of the Ports of Indiana, including the Port of Indiana-Mount Vernon, in Posey County, Indiana (the “Port”).

B.            The Parties entered into a certain Lease Agreement dated October 31, 2006, which was executed by the Office of the Attorney General and the Office of the Governor on January 19, 2007 and January 24, 2007 respectively (the “Original Lease”), which Original Lease was amended by (i) a certain First Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 14, 2007 among the Parties and Guarantor, (ii) a certain Second Amendment to Lease Agreement and Reaffirmation of Guaranty dated October 18, 2007 among the Parties and Guarantor, (iii) a certain Third Amendment to Lease Agreement and Reaffirmation of Guaranty dated December 20, 2007 among the Parties and Guarantor, (iv) a certain Fourth Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 19, 2008, (v) a certain Fifth Amendment to Lease Agreement and Reaffirmation of Guaranty dated December 18, 2008 among the Parties and Guarantor; and, (vi) a certain Sixth Amendment to Lease Agreement and Reaffirmation of Guaranty among the Parties and Guarantor dated February 12, 2009, (vii) a certain Seventh Amendment to Lease Agreement dated April 23, 2009 (said Original Lease as amended is herein referred to as the “Lease”), whereby the Ports leased to Lessee and Lessee leased from the Ports that certain real estate described in the Lease, located at the Port of Indiana-Mount Vernon, a port managed and operated by the Ports in Posey County, Indiana.

C.            The Lessee represents, covenants, and warrants that the following Events of Default have occurred under the Lease and that, to the best of its knowledge, there are no other Events of Default or defaults (which with the passage of time or giving of notice would constitute Events of Default) by the Lessee under the Lease which have not been cured prior to the date hereof:

(i)                                     Lessee has failed to timely complete construction of Phase One and timely commence production of ethanol for Phase One;

(ii)           Lessee has permitted or otherwise failed to timely cure the imposition of mechanics liens on the property; and

(iii)                               Lessee has filed a voluntary petition for relief under the United States Bankruptcy Code.

D.            Subject to the Lessee obtaining a final order authorizing the assumption of the Lease, as amended, pursuant to Section 365 of the Bankruptcy Code, the Parties have agreed to amend the Lease to reschedule the completion and commencement of production of ethanol for Phase One; establish criteria for the completion and commencement of production for Phase Two; extend the cure period for Section 4.09; extend the deadline for the employment of 50 full time positions at the facility;  insert a waiver by the Ports of certain occurrences as Events of  Default; extend the date which the As Built Survey is to be completed; amend the Minimum Guaranteed Wharfage and the payment dates therefore; and make non-material amendments to accomplish the Parties’ agreement.

E.             Guarantor is joining in the execution of this Eighth Amendment solely for purposes of consenting to all provisions of this Eighth Amendment and ratifying, confirming and reaffirming its obligations under that certain Lease Guaranty dated as of October 31, 2006 (the “Lease Guaranty”).

F.             On April 7, 2009, Lessee and Guarantor, together with the latter’s affiliated entities, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

G.            Lessee has advised the Ports that it wishes to assume the Lease, as amended, under Section 365 of the Bankruptcy Code and the Guarantor has advised the Ports that it wishes to assume the Lease Guaranty.

H.            Lessee, the Ports and Guarantor have each had substantial participation in the preparation of this Eighth Amendment which shall become effective upon entry of a final non-appealable Order of the Bankruptcy Court (i) authorizing the Lessee’s and Guarantor’s entry into this Eighth Amendment, and (ii) assuming the Lease and the Guaranty.

I.              At a properly convened public meeting of the Commission of the Ports, the duly authorized officers have approved the execution and delivery of this Eighth Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Ports, Lessee and Guarantor (solely for purposes of its agreement to the provisions of Paragraphs 9 and 13 below) hereby agree as follows:

1.  Section 3.04(a) of the Lease shall be deleted in its entirety and replaced with the following:

In addition to the Basic Rent and the tariff charges provided in Sections 3.02 and 3.03, Lessee shall pay or cause to be paid to the Commission wharfage payments on no less than Two Hundred Twenty Million (220,000,000) gallons of ethanol per year (equal to 721,600 tons) (the “Minimum Guaranteed Ethanol Wharfage”) and Six Hundred Eighty Five Thousand fifty four (685,054) tons of DDG’s per year (the tons of DDG’s generated from the production of 220 million gallons of ethanol) (the “Minimum Guaranteed DDG’s Wharfage”; together with the Minimum Guaranteed Ethanol Wharfage, is defined as the “Minimum Guaranteed Wharfage”).

2.  Section 3.04(b) of the Lease shall be deleted in its entirety and replaced with the following:

The Project shall have a two-phased production build out. Phase One equals 110 million gallon annual capacity; Phase Two equals 110 million gallon annual capacity; for a total Project annual capacity of 220 million gallons of ethanol. The Phase One 110 million gallon annual production of ethanol shall begin (other than for purposes of testing operations) on or before December 31, 2010. All references to the Project in the Lease shall be subject to Section 4.01(b).

Notwithstanding the substantial completion and commence production obligations for Phase One and Phase Two as stated in this Eighth Amendment, commencing January 1, 2010, Lessee shall pay the Minimum Guaranteed Wharfage as defined herein, whether or not either phase of the Project is commenced or completed, and whether or not production has commenced. Notwithstanding the foregoing the Parties acknowledge that the Phase One Minimum Guaranteed Wharfage, as defined in the Third Amendment to Lease Agreement and Reaffirmation of Guaranty, commenced December 1, 2008 and shall remain due and payable through December 31, 2009.

3.  Section 4.01(b) of the Lease shall be deleted in its entirety and replaced with the following:

Lessee shall cause both (i) substantial completion of Phase One of the Project with a capacity of 110 million gallons of ethanol and (ii) the commencement of production of  ethanol from Phase One (other than for the purposes of testing operations) to occur on or before December 31, 2010.

The construction of Phase Two of the Project, with its capacity to produce an additional 110 million gallons of ethanol, remains a priority project for Lessee.  However, due to the present economic conditions as it relates to ethanol, and the bankruptcy of Lessee, Guarantor, and the latter’s affiliated entities, Lessee is unable to set a firm date for substantial completion and commence production for Phase Two.  Lessee and Guarantor do however agree that following the completion of Phase One, and the 110 million gallon partially completed ethanol plant identified as Aurora West (NE), Lessee will not construct any new ethanol facility prior to the construction and the commencement of production of Phase Two of the Project. Upon Lessee commencing construction of Phase Two the Parties shall negotiate a new substantial completion and commence production date for Phase Two, which date shall not change the commencement of the Minimum Guaranteed Wharfage payments set forth in Section 3.04(b).  Said date is to be negotiated in good faith between the Parties and shall not exceed 24 months following the date the construction of Phase Two is commenced.  Lessee agrees to prosecute with due diligence all of Lessee’s Work.

4.  Section 4.01(c) of the Lease shall be deleted in its entirety.

5.  Section 4.09 of the Lease shall be deleted in its entirety and replaced with the following:

In the event Lessee fails to meet its obligations under this Article, the Commission shall be entitled to any remedies the Commission has under Article XI hereof.  In addition, the Commission may (but shall not be obligated to), after providing Lessee ninety (90) days prior written notice and opportunity to cure (unless Lessee commences within such time to cure such failure and thereafter diligently prosecutes such cure to completion), take over and complete construction in accordance with the Plans and Specifications, with such changes as the Commission may, in its reasonable discretion, deem appropriate (provided the character and scope of the Project remains materially unchanged), all at the risk, cost and expense of the Lessee.  If the Commission elects to complete the construction of the Project, Lessee shall promptly pay to the Commission the cost of such completion as reasonably estimated by the Commission, provided that Lessee shall also be liable to reimburse the Commission on demand for any reasonable costs incurred in excess of such estimate.

If the Commission elects to take over and complete the Project as provided in the preceding paragraph, it may assume or reject any contracts entered into by Lessee in connection with the Project, and may enter into additional or different contracts for services, labor and for materials required, in the reasonable judgment of the Commission, to complete construction, and may pay, compromise and settle all claims in connection therewith.  Upon the Commission’s election to take over and complete construction, Lessee hereby assigns all of its rights in the contract with the contractor and any subcontractors or material suppliers it may have or enter into in the future in completing the Project to the Commission, and all its rights in the Plans and Specifications and all other contracts in connection with the Project, all subject to any prior assignment to any Mortgagee, and subject to any consents to such assignment as may be required from third parties, such assignment or assignments to be accepted and become effective only in the event the Commission shall proceed with the remedies afforded herein.  Any contract entered into by Lessee shall provide that it is assignable to any Mortgagee and the Commission, or may be terminated by any Mortgagee or the Commission, if a Mortgagee exercises its rights under its Mortgage or the Commission exercises it rights under this Section, such rights of the Commission being subject and subordinate to such rights of a Mortgagee.

6.  Section 11.01(h) of the Lease shall be deleted in its entirety and replaced with the following:

Lessee fails, by January 1, 2012, together with its Affiliates, agents, suppliers, contractors and sub-contractors, to actively employ the equivalent of at least 50 full time workers at the Leased Premises and such failure shall not be cured within thirty (30) days after written notice thereof by the Commission to the Lessee;

7.  A new paragraph (d) shall be added to Section 13.06 and read as follows:

(d)           The parties hereto recognize and agree that the Event of Default identified in recital C(i) above has been rendered moot and nullified by this Eight Amendment.  Moreover, the Commission hereby waives as an Event of Default Lessee’s filing of bankruptcy, as more particularly described in Recital F above.  Notwithstanding this specific limited waiver and except as set forth in Section 13.06(e) below, the Ports expressly does not waive any rights or remedies it has in connection with any prior failures of Lessee to comply with the terms and conditions of the Lease, as amended by this Eighth Amendment, despite its failure to take any action to date with respect to same.

8.  A new paragraph (e) shall be added to Section 13.06 and read as follows:

(e)           On January 30, 2009, Val-Fab, Inc. recorded a mechanic’s lien on the Improvements in the amount of $29,962.00.  On February 10, 2009, Kiewit Energy Company recorded a mechanic’s lien on the Improvements in the amount of $8,291,215.00.  On February 11, 2009, J.E. Shekell recorded a mechanic’s lien on the Improvements in the amount of $169,482.26.  On March 6, 2009, Precision Piping and Mechanical, Inc. recorded a mechanic’s lien on the Improvements in the amount of $223,177.36.  On March 6, 2009, National Steel Erection, Inc. recorded a mechanic’s lien on the Improvements in the amount of $2,433,315.87 (the aforementioned liens together with any additional mechanics liens currently recorded with respect to the real property subject of the Lease shall be referred to as the “Existing Liens”).  Subject to the provisions of this Section 13.06(e), the Ports hereby waives the presence of the Existing Liens as an Event of Default.  Provided, however, the Lessee shall be required to ensure the removal and release of the Existing Liens from the real property subject of the Lease by the earliest of (i) sixty (60) days from the date of the entry of an Order confirming a Chapter 11 Plan of the Lessee, (ii) June 1, 2010, or (iii) the date that the holder of an Existing Lien commences an action to enforce its lien and/or foreclose or impair the interests of the Ports in the real property subject of the Lease or the improvements on the real property.  To the extent that the Lessee has failed to ensure the removal and release of the Existing Liens in accordance with this Section 13.06(e), the presence of the Existing Liens shall become an Event of Default.

Lessee agrees and acknowledges that neither the assumption of the Lease pursuant to Section 365 of the Bankruptcy Code nor this Amendment shall relieve the Lessee from its obligation to keep the real property subject of the Lease free from any mechanic’s liens hereinafter arising or asserted.  Further, Lessee agrees, acknowledges, and affirms all of its obligations under Section 4.06 of the Lease.

9.  Paragraph 5 of the Fourth Amendment to the Lease added a new paragraph to Section 1.01 of the Lease.  In part the new paragraph obligated the Lessee to provide an “As Built Survey”.  Paragraph 4 of the Sixth Amendment to the Lease stated that the Parties agreed that the As Built Survey is to be performed when the project is at a stage when the actual boundaries are readily identifiable, including all necessary easements and rights of way, but in no event later than December 31, 2009.  The Parties now agree that the As Built Survey is to be performed by Lessee and submitted to the Ports within 90 days of the substantial completion and commence production date of Phase One or April 1, 2011, whichever is the first to occur.

10.  Guarantor hereby consents to the amendments to the Lease made by this Eighth Amendment and agrees that such amendments shall not affect, impair, discharge, relieve or release Guarantor of its obligations under the terms of the Lease Guaranty, and that such Lease Guaranty shall be deemed to reference the Lease as amended hereby.  Guarantor hereby ratifies, confirms and reaffirms in all respects, the Lease Guaranty, and agrees that said Lease Guaranty shall continue in full force and effect.

11.  The Ports and Lessee agree that the above and foregoing Recitals are true, correct and complete and are hereby incorporated and made a part of this Eighth Amendment as if completely and fully set forth herein.  Capitalized terms used in this Eighth Amendment without definition shall have the meanings set forth in the Lease as previously amended, except that any internal references in the Lease to the word “Lease” shall mean the Lease, as previously and hereby amended, wherever the context so requires in order to give meaning to this Eighth Amendment.

12.  Lessee and the Ports hereby affirm, reaffirm and confirm that as of the date hereof the Lease is in full force and effect and that the Lease has not been modified or amended (except as provided in this Eighth Amendment).  Lessee hereby affirms, reaffirms and confirms that except for the Events of Default described in this Eighth Amendment, all of the Ports’ and Lessee’s obligations accrued to date have been performed.  Each of Lessee and the Ports hereby ratify the provisions of the Lease on behalf of themselves and their respective successors and assigns and agree to attorn and be bound to each other and their respective successors and assigns as to all of the terms, covenants and conditions of the Lease, as amended hereby.  This Eighth Amendment shall be incorporated into and made a part of the Lease and all provisions thereof not expressly modified or amended hereby shall remain in full force and effect.  Nothing contained in this Eighth Amendment (except, as applicable, for the specific amendments to the Lease set forth in this Eighth Amendment) shall release or relieve Lessee or Ports from their respective obligations or liabilities under the Lease accruing prior to the date hereof, provided, however, the Lessee agrees and acknowledges that as of the date of the execution of this Eighth Amendment the Ports has fully complied with the terms and conditions of the Lease.

13.  Except as expressly amended and modified by this Eighth Amendment the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same.  This Eighth Amendment, together with the Lease, is the complete understanding between the parties and supersedes all other prior agreements and representations concerning its subject matter.  To the extent of any inconsistency between the Lease and this Eighth Amendment, the terms of this Eighth Amendment shall control.

14.  This Eighth Amendment is subject to the terms and conditions of Article X of the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of December 4, 2009 (as amended, modified and/or supplemented, the “Plan”)) and the entry of the Confirmation Order (as defined in the Plan) by the Bankruptcy Court (i) authorizing the Lessee’s and the Guarantor’s entry into this Eighth Amendment and assumption of the Lease and the Guaranty, and (ii) otherwise approving this Eighth Amendment.

15.  Immediately following the signature page of this Eighth Amendment is the Addendum of State required contract provisions previously executed by the Parties.  The Parties reaffirm the covenants and affirmations contained in said Addendum and incorporate the same into this Eighth Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the day, and month and year first above-written.

(Remainder of Page left blank, signature Pages to follow)

PORTS OF INDIANA
“Ports”

ATTEST:

By:	/s/ Jay K. Potesta	By:	/s/ Ken Kaczmarek
	Jay K. Potesta, Secretary-Treasurer		Ken Kaczmarek, Chairman

AVENTINE RENEWABLE ENERGY-
MT VERNON, LLC
“Lessee”

ATTEST:

	/s/ Christopher A Nichols		/s/ George T. Henning, Jr.
	(Signature)		(Signature)

	Christopher A Nichols - Secretary		George T. Henning, Jr.
	(Printed name and title)		(Printed name and title) Interim CEO & President

AVENTINE RENEWABLE ENERGY
HOLDINGS, INC.
“Guarantor”

ATTEST:

	/s/ Christopher A Nichols		/s/ George T. Henning, Jr.
	(Signature)		(Signature)

	Christopher A Nichols - Secretary		George T. Henning, Jr.
	(Printed name and title)		(Printed name and title) Interim CEO & President

Approved as to form and legality
This 11 day of DEC, 2009
APPROVED
	/s/ [ILLEGIBLE]	DATE:	1-5-2010
	For Gregory F. Zoeller		/s/ Mitchell E. Daniels, Jr.
	Attorney General of Indiana		For The Honorable Mitchell E. Daniels, Jr.
Governor of Indiana

This instrument was prepared by David W. Haniford, General Counsel, Ports of Indiana, 150 W. Market St. Ste. 100 Indianapolis IN 46204-2845 Telephone: (317) 232-9204.

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.  David W. Haniford, Attorney at Law.